EX-5.1

                            OPINION  OF  COUNSEL

                   [Letterhead of Cutler Law Group]



                                    EXHIBIT  5

                                   April  3,

DermaRX  Corporation
284  Jackson  Street
Denver,  CO  80206

Gentlemen  and  Ladies:

     I have reviewed a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, relating to 346,100 shares of common stock, $.001 par value per share (the "Shares") of DermaRx Corporation (the "Company"), which Shares have been issued pursuant to the Company's consulting agreement filed as an exhibit to the Registration Statement (the "Agreement"), as well as in connection with the Company's Officer Salary Reimbursement Plan.

     I have examined the Articles of Incorporation, and the By-laws of the Company and all amendments thereto, the Registration Statement and originals, or copies, certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance under the Agreement and the Shares, when issued against payment therefore, in accordance with the terms of the Agreement, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                      Very  truly  yours,


                                                  /s/  Cutler  Law  Group
                                                      -----------------
                                                      Cutler  Law  Group

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